EXHIBIT 5.1 LEGAL OPINION



                        ASTOR WEISS KAPLAN & MANDEL, LLP
                                Attorneys at Law

                             200 South Broad Street
                                    Suite 600
                             Philadelphia, PA 19102
                             Telephone: 215.790.0100
                                FAX: 215.790.0509

June 29, 2006

Board of Directors
Frontier Energy Corporation
7045 Wild Wave Drive
Las Vegas, NV 89131

Re:          Frontier Energy Corporation (the "Company")
         Amendment No. 1 to Form S-8 Registration Statement

Ladies and Gentlemen:

As special securities counsel for the Company, you have requested our opinion in connection with the preparation and filing with the United States Securities and Exchange Commission of an amendment to a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock to be issued through its amended 2005 Stock Option Plan (the "Plan").

We have examined such records and documents and made such examination of law as we have deemed relevant in connection with this opinion. Based on the foregoing, and subject to the limitations and exceptions set forth below, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued options.

This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes in fact or law coming to our attention after delivery hereof on such date. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other persons or entity without our express written consent. Moreover, our opinion is limited to the due issuance of such shares covered by the Registration Statement and the Plan that are issued for services deemed to be permissible pursuant to SEC Release No. 33-7647 (February 25, 1999).

We hereby consent to the filing of this opinion as an exhibit to the amendment No. 1 to the Registration Statement.

Sincerely,


ASTOR WEISS KAPLAN & MANDEL, LLP



By: /s/ Christopher P. Flannery
         Christopher P. Flannery